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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34502, 333-42844 and 333-49032) of Chordiant Software, Inc. of our report dated February 20, 2001 relating to the financial statements of Prime Response, Inc., which are incorporated by reference and appear in the Current Report on Form 8-K of Chordiant Software, Inc. dated April 10, 2001.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 10, 2001